                                                                 EXHIBIT 10.43

                 AMENDMENT TO DEVELOPMENT AND SUPPLY AGREEMENT
                 ---------------------------------------------


This Amendment (the "Amendment"), dated as of December 23, 1997,to that certain Development and Supply Agreement (the "Agreement"), dated as of January 26, 1990, by and between Gensia Pharmaceuticals, Inc. (now known as GENSIA SICOR INC.), a Delaware corporation ("Gensia"), and PROTOCOL SYSTEMS, INC., an Oregon corporation ("PS").

                                  WITNESSETH:

     Whereas Gensia and PS have entered into the Agreement; and
     -------

     Whereas Gensia and PS, in light of the facts and circumstances which have
     -------
developed since the effective date of the Agreement, now wish to amend the Agreement as set forth in this Amendment;

     Now, therefore, the parties hereto agree as follows:

     1.   Definitions; References.  Capitalized terms in this Amendment shall,
          -----------------------
unless otherwise defined herein, have the meanings ascribed to them in the Agreement.

     2.   Amendment  of Section 3.2.  Section 3.2(d) of the Agreement is hereby
          -------------------------
amended to read as follows:

          "(d) purchase at least 2,500 units in total by the end of the five (5) year period commencing January 1, 1998 and ending on December 31, 2002.
     At least 500 Units shall be purchased in each calendar year during such period, and at least 125 Units shall be purchased in each calendar quarter during such period, provided that the 100 Units ordered pursuant to purchase orders issued during 1997 may be credited against the 125 Unit requirement for the first calendar quarter of 1998."

     3.   Equity Purchase.  In consideration of PS's execution of this
          ---------------
Amendment, on the date hereof, Gensia Automedics, Inc., a Delaware corporation ("Automedics"), shall issue to PS 400,000 shares of Subordinated Convertible Preferred Stock (the "Shares") of Automedics, equal to 4% of the outstanding shares of Automedics on a fully diluted basis. In connection with the issuance of such shares, PS hereby makes the representations and warranties set forth on Exhibit A hereto.

     4.   Consent to Assignment.  Pursuant to Section 9.7 of the Agreement, PS
          ---------------------
hereby consents to the assignment by Gensia of all its rights and obligations under the Agreement to Automedics, provided, however, that Gensia and Automedics shall be jointly and severally liable to PS for any breach of Section 3.2(d) of the Agreement as amended hereby.

     5.   Release.  In consideration of Gensia's and Automedics' execution of
          -------
this Amendment, PS on its own behalf and on behalf of its officers, directors, parents, subsidiaries, affiliates, assigns, employees, agents, attorneys, and representatives, hereby releases Gensia, its officers, directors, parents, subsidiaries, affiliates, assigns, employees, agents, attorneys and representatives, and Automedics, its officers, directors, parents, subsidiaries, affiliates, assigns, employees, agents, attorneys and representatives, from any and all claims, damages, liability or causes of action of any kind relating to Gensia's performance to date of its obligations under Section 3.2(d) of the Agreement. PS specifically waives the provisions of Section 1542 of the California Civil Code, which provides that, "(a) general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     6.   Full Force and Effect.  Except as expressly modified, amended or
          ---------------------
supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

     7.   Governing Law.  This Amendment shall be construed and enforced in
          -------------
accordance with, and the rights shall be governed by and construed under, the laws of the State of Oregon (irrespective of its choice of law principles).

     8.   Counterparts.  This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first above written.


GENSIA SICOR INC.                         PROTOCOL SYSTEMS, INC.


By:  /s/ John Sayward                     By:  /s/ Craig M. Swanson
     ----------------                          --------------------
Name:  John Sayward                       Name:  Craig M. Swanson
       ------------                              ----------------
Title: V.P. Finance, CFO & Treasurer      Title: V.P. Finance & Corp. Secretary
       -----------------------------             ------------------------------



GENSIA AUTOMEDICS, INC.


By:  /s/ Daniel D. Burgess
     ---------------------
Name:  Daniel D. Burgess
       -----------------
Title: President
       ---------

                                   EXHIBIT A
                                   ---------


          Acquisition Entirely for Own Account.  The shares of Subordinated
          ------------------------------------
     Preferred Stock to be acquired by PS pursuant to Section 3 hereof are acquired for investment purposes and for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that PS has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, PS further represents that PS does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such shares of Subordinated Preferred Stock.

          Restricted Securities.  PS understands that the shares of Subordinated
          ---------------------
     Preferred Stock it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Automedics in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that such shares of Subordinated Preferred Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection PS represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          Legends.  It is understood that the certificates evidencing the
          -------
     Securities may bear one or all of the following legends:

               "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Automedics that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               Any legend required by the laws of the State of California or other jurisdiction.

          Accredited Investor.  PS is an accredited investor as defined in Rule
          -------------------
     501(a) of Regulation D promulgated under the Securities Act.


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